Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the FundManager Portfolios combined Class A and Class B Shares Prospectus and "Independent Auditors" and "Financial Information" in the FundManager Portfolios combined Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No. 33-89754) of FundManager Portfolios.

We also consent to the incorporation by reference therein of our report dated November 12, 1999, with respect to the financial statements and financial highlights of the FundManager Portfolios in this Form N-1A.



By:   /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 26, 2000